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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                AUGUST 24, 1995


                               CODA ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


     State of Delaware                0-10955                 75-1842480
      (State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                             Identification No.)


                              5735 Pineland Drive
                                   Suite 300
                              Dallas, Texas  75231
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (214) 692-1800


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Item 5.  Other Events

  Proposed Buyout -- Coda Energy, Inc. announced today that it has entered into a letter of understanding with Enron Capital & Trade Resources Corp. ("ECT") whereby ECT or its affiliates or designees would acquire all of the common stock of Coda at a price of $8.00 per share in cash through a merger. The parties anticipate that approximately 24,600,000 shares will be outstanding as of the time of the merger.

  Among other things, the proposed merger would be subject to and conditioned upon (i) the execution of a definitive merger agreement, (ii) approval by holders of a majority of Coda's outstanding shares of common stock, (iii) the receipt of all necessary consents and governmental approvals, and (iv) the sale of Coda's gas gathering and processing subsidiary, Taurus Energy Corp. ("Taurus"), on terms acceptable to ECT. It is also a condition to closing that certain members of management (including Coda's Chairman Douglas H. Miller) will have a continuing role in the new entity.

  As previously announced, the Board of Directors had appointed a Special Committee of outside directors for the purpose of considering an acquisition transaction that Coda's Chairman and Chief Executive Officer, Douglas H. Miller, was attempting to organize. Mr. Miller has informed the Board that he has ceased further efforts in that regard. Coda's Board has expanded the Special Committee's mandate to review the ECT proposal, to make a recommendation to the Board concerning the ECT proposal and to take any other actions in connection therewith deemed advisable by the Special Committee and its advisors. The Special Committee will also review and evaluate the possible sale or restructuring of the ownership of Taurus. The Special Committee has retained independent legal counsel and a financial advisor.

  There can be no assurance at this time as to whether or not any transaction will occur or as to the timing or terms of any transaction.

  Receipt of Offer to Purchase Subsidiary -- Coda Energy, Inc. announced today that it has received an offer to purchase substantially all of the assets of its wholly owned gas gathering and processing subsidiary, Taurus Energy Corp. ("Taurus"). The offer, which is subject to several contingencies, has been referred to the Special Committee of the Board of Directors of the Company for review and consideration. The Special Committee has been charged by the Board with the responsibility of reaching a determination or recommendation, if any, with respect to the possible sale or restructuring of the ownership of Taurus, including any proposals to acquire Taurus separate or apart from a sale of the Company, and the Special Committee has retained independent legal counsel and a financial advisor.

  There can be no assurance at this time as to whether or not any such sale will occur or as to the timing or terms of any such transaction.



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Item 7.  Financial Statements and Exhibits

The following documents are attached hereto as exhibits:

99.1 Coda Energy, Inc. Press Release dated August 24, 1995 entitled "Coda Announces Proposed Buyout."

99.2 Coda Energy, Inc. Press Release dated August 24, 1995 entitled "Coda Announces Receipt of Offer to Purchase Subsidiary."

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 1995                CODA ENERGY, INC.


                                      By:    \s\ Joe Callaway
                                         -------------------------------------
                                             Joe Callaway, Vice President
                                             and General Counsel

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

                                 EXHIBIT INDEX


                                                              Sequential
Exhibit No.               Description of Exhibit                Page No.
-----------               ----------------------              ----------

    99.1       Coda Energy, Inc. Press Release dated August        5
               24, 1995 entitled "Coda Announces Proposed
               Buyout."

    99.2       Coda Energy, Inc. Press Release dated August        6
               24, 1995 entitled "Coda Announces Receipt of
               Offer to Purchase Subsidiary."


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